UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

 (617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                          Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert J. Easton from Board of Directors

On June 27, 2017, Robert J. Easton resigned from the Board of Directors (the “Board”) of Enumeral Biomedical Holdings, Inc. (the “Company”). Mr. Easton’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Wael Fayad as President and Chief Executive Officer

On June 29, 2017, Wael Fayad resigned as the Company’s President and Chief Executive Officer. Mr. Fayad will remain on the Board and continue to serve as Chairman of the Board.

Appointment of Kevin G. Sarney as Interim President and Chief Executive Officer and Election to Board

On June 29, 2017, the Board appointed Kevin G. Sarney, age 52, to serve as Interim President and Chief Executive Officer of the Company. In connection with Mr. Sarney’s appointment, the Board designated Mr. Sarney as the Company’s “Principal Executive Officer” for U.S. Securities and Exchange Commission (the “SEC”) reporting purposes. Mr. Sarney will continue to serve as the Company’s Vice President of Finance, Chief Accounting Officer and Treasurer, and as the Company’s “Principal Financial Officer” for SEC reporting purposes.

In connection with Mr. Sarney’s appointment, the Board also elected Mr. Sarney to serve as a Class III director of the Company, replacing Mr. Easton, until Mr. Sarney’s successor is duly elected and qualified or until Mr. Sarney’s earlier death, resignation or removal.

Mr. Sarney has served as the Company’s Vice President of Finance, Chief Accounting Officer and Treasurer since August 2014. From September 2013 to July 2014, Mr. Sarney served as Vice President, Finance and Administration for Avaxia Biologics, Inc., a privately-held clinical-stage biopharmaceutical company developing gut-targeted therapeutics. Prior to joining Avaxia, Mr. Sarney provided financial consulting services to various life sciences companies from May 2009 to August 2013, including Helicos BioSciences Corporation, a publicly traded medical device sequencing company, from December 2009 to May 2010, and Archemix Corp., a privately held aptamer therapeutics company, from June 2010 to February 2012. In addition, from February 2012 to August 2013, Mr. Sarney provided consulting services for various life sciences companies, including Tetraphase Pharmaceuticals, Inc., Tesaro Inc., Karyopharm Therapeutics Inc., and Genocea Biosciences, Inc. From March 2005 to April 2009, Mr. Sarney held positions of increasing responsibility at NitroMed, Inc., a publicly traded cardiovascular-focused pharmaceutical company, culminating as Corporate Controller and Principal Accounting Officer. Mr. Sarney earned a B.S. in business management from the University of Hartford, an M.B.A. from Boston University, and an M.A. in accounting from Suffolk University. Mr. Sarney is a certified public accountant in the Commonwealth of Massachusetts.

Mr. Sarney will not receive any additional compensation in connection with his appointment as the Company’s Interim President and Chief Executive Officer, or in connection with his election to the Board.

In his capacity as the Company’s Vice President of Finance, Chief Accounting Officer and Treasurer, Mr. Sarney entered into an amended and restated employment letter with the Company on March 24, 2016 (the “2016 Agreement”). Pursuant to the 2016 Agreement, Mr. Sarney receives a base salary at the rate of $260,000 per annum, and is eligible to earn a target bonus up to 25% of his base salary, based on the achievement of corporate objectives as determined by the Board or the compensation committee thereof.

Pursuant to the terms of the 2016 Agreement, in the event that Mr. Sarney’s employment terminates without Cause (as defined below) or should Mr. Sarney resign for Good Reason (as defined below), Mr. Sarney will be entitled to the following severance benefits, provided that he executes a separation and release agreement in a form proposed by and acceptable to the Company:

●	Continuation of base salary at the then-current rate for a period of six (6) months following the date of termination of employment, provided that Mr. Sarney continues to comply with and not breach the terms of the separation and release agreement and, as applicable, any other agreement that Mr. Sarney has previously entered into with the Company; and

●	Payment of all earned and declared but unpaid bonuses which are due and payable, including without limitation a pro rata portion of the current year’s potential bonus calculated based on the then-current target bonus percentage, payable in a lump sum, based on the number of days in any given year that Mr. Sarney was employed through the date of termination, and based upon achievement of then-current corporate objectives.

The 2016 Agreement also provides that upon a Change of Control (which is stipulated to have the definition provided in the Company’s 2014 Equity Incentive Plan, as amended), Mr. Sarney will be entitled to immediate and full vesting of the shares underlying his equity awards which remain unvested as of the date of such Change in Control.

For purposes of the 2016 Agreement, “Cause” means any of the following: (a) any failure to take or refrain from taking any corporate action consistent with Mr. Sarney’s duties as specified in written directions of the Board; (b) Mr. Sarney’s willful engagement in illegal conduct or gross misconduct that is injurious to the Company; (c) Mr. Sarney’s conviction of, or entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony; (d) fraud upon the Company including, without limitation, falsification of Company records or financial information; or (e) Mr. Sarney’s breach of any of the non-compete, non-solicitation, and proprietary information provisions of the 2016 Agreement (including the terms of any obligations agreement entered into between Mr. Sarney and the Company).

 In addition, for purposes of the 2016 Agreement, “Good Reason” means the occurrence, without Mr. Sarney’s prior written consent, of any of these events or circumstances:

●	a material diminution in Mr. Sarney’s rate of base salary;

●	a material diminution in Mr. Sarney’s authority, duties, or responsibilities; or

●	a material breach by the Company of the 2016 Agreement;

provided that any of these events described above shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days after receipt from Mr. Sarney of written notice of the event which constitutes Good Reason; and provided further that Good Reason shall cease to exist for an event on the sixtieth (60th) day following its occurrence, unless Mr. Sarney has given the Company written notice thereof prior to such date.

Except as described above, (i) there are no arrangements or understandings between Mr. Sarney and any other person pursuant to which Mr. Sarney was selected as a director, and (ii) there is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Sarney in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years.

Item 8.01	Other Events.

On June 29, 2017, the Board, having evaluated and pursued a range of potential strategic transactions, and other alternatives for the sale or disposition of its assets on a going concern basis, determined that it is in the best interests of the Company’s stockholders and creditors to wind down the Company’s remaining operations and effect an orderly disposition of the Company’s remaining assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: June 30, 2017	By:	/s/ Matthew A. Ebert
Name: Matthew A. Ebert
Title: General Counsel and Corporate Secretary